                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                              AGL Resources Inc.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[AGL RESOURCES INC. LOGO]

PAULA G. ROSPUT
President and Chief Executive Officer

December 18, 2000

To Our Shareholders:

  On behalf of the Board of Directors, I am pleased to invite you to attend AGL Resources' annual meeting of shareholders that will be held on Friday, January 26, 2001, at our corporate headquarters: The Biltmore (Georgian Ballroom), 817 West Peachtree Street, Atlanta, Georgia. The meeting will start at 10:00 a.m., local time. A map with directions for driving and parking or public transportation (MARTA) is enclosed.

  On the ballot for this year's meeting is the Board's proposal to elect two directors. This proposal is described in the attached proxy statement. During the meeting, we will discuss the proposal as well as the remarkable progress we made this year and our commitment to continuing the success of this past year. Directors, officers and other employees of the Company will be available to answer any questions you may have.

  Your views and opinions are very important to us. Even if you are unable to attend the annual meeting, please review the enclosed annual report and proxy statement.

  Your vote also is very important to us. Regardless of the number of shares you own, please vote. All shareholders can vote by written proxy card. All shareholders of record and many shareholders whose shares are held in street name also can vote by proxy via the Internet (http://www.eproxyvote.com/atg) or by telephone (toll-free at 1-877-779-8683). These various options for voting are described on the enclosed proxy card. Also, you may view a copy of our proxy materials and annual report on our website at www.aglresources.com.

  Again, thank you for your ongoing support as we continue to transform our Company and provide greater value to you, our shareholders. We look forward to seeing you at our annual meeting.

                                            Sincerely,

                                            /s/ Paula G. Rosput
                                            -------------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Notice of Annual Meeting of Shareholders...................................   2

Proxy Statement............................................................   3
   About the Annual Meeting................................................   3
   Proposal 1: Election of Directors.......................................   6
   Share Ownership.........................................................  10
   Governance of the Company...............................................  12
   Director Compensation...................................................  14
   Audit Committee Report..................................................  15
   Nominating and Compensation Committee Report............................  16
   Executive Compensation..................................................  19
      Summary Compensation Table...........................................  19
      Option Grants in Last Fiscal Year....................................  22
      Aggregated Option Exercises..........................................  24
      Long-term Incentive Plan Awards......................................  25
      Pension Plan Table...................................................  27
   Other Matters Involving Directors and Executive Officers................  30
   Stock Performance Graph.................................................  32
   General Information.....................................................  33

Appendix A:
   Audit Committee Charter................................................. A-1

Map........................................................................  BC

A copy of our 2000 annual report, which includes financial statements, is being mailed with this proxy statement. You may receive an additional copy of the annual report at no charge upon request directed to:

                    AGL Resources Inc. Shareholder Relations
                          P.O. Box 4569, Location 1080
                          Atlanta, Georgia 30302-4569
                           Telephone: (404) 584-9470

 Financial reports also may be accessed on our web site at www.aglresources.com or through our toll-free interactive shareholder information line at 1-800-ATG-
                             NYSE (1-800-284-6973).

                              [AGL RESOURCES INC.]
                           817 West Peachtree Street
                             Atlanta, Georgia 30308

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

 Time:                  10:00 a.m., local time, Friday, January 26, 2001

 Place:                 The Biltmore (Georgian Ballroom)
                        817 West Peachtree Street
                        Atlanta, Georgia 30308

 Items of Business:     . Elect two directors, each to serve a three-year term.

                        . Transact such other business as may properly come
                          before the annual meeting or any adjournments.

 Who May Vote:          You can vote if you were a shareholder of record on
                        November 24, 2000.

 Annual Report:         A copy of our 2000 annual report, which contains
                        financial and other information about the Company, is
                        enclosed.

 Proxy Voting:          Your vote is important. Please vote in one of these
                        ways:

                        . use the toll-free telephone number shown on the
                          enclosed proxy or vote instruction card;

                        . visit the web site listed on your proxy or vote
                          instruction card; or

                        . mark, sign, date and promptly return the enclosed
                          proxy or vote instruction card in the postage-paid envelope.

 Date of Mailing:       This notice and the proxy statement are first being
                        mailed to shareholders on or about December 18, 2000.

                                        By Order of the Board of Directors

                                        /s/ Mark D. Caudill
                                        -------------------
                                        Mark D. Caudill,
                                        Corporate Secretary

                                PROXY STATEMENT

                            ABOUT THE ANNUAL MEETING
What will I be voting on?

You will be voting on the election of two director nominees to hold office until our annual meeting of shareholders in 2004 (see page 6).

Who is soliciting my vote?

The board of directors of AGL Resources is soliciting your vote for all shares of AGL Resources common stock that you own.

How does the board recommend I vote on the proposal?

The board of directors recommends you vote "FOR" each of the nominees.

How do I vote?

There are four different ways you may cast your vote. You can vote by:

 . telephone, using the toll-free number listed on each proxy card (if you are a shareholder of record) or vote instruction card (if your shares are held by a broker or a bank);

 . the Internet, at the address provided on your proxy or vote instruction card;

 . marking, signing, dating and mailing your proxy card or vote instruction card and returning it in the enclosed postage-paid envelope; or

 .  attending the meeting (if your shares are registered directly on AGL
   Resources' books and are not held as Company plan shares or through a broker, bank or other nominee).

If you want to vote in person at the annual meeting and your shares are held through a broker, bank or other nominee (that is, in street name), you must obtain a proxy from your street name nominee and bring that proxy to the meeting.

For AGL Resources plan participants: If you participate in the AGL Resources Inc. Retirement Savings Plus Plan ("RSP Plan") and/or the AGL Resources Inc. Leveraged Employee Stock Ownership Plan ("LESOP"), you will receive a proxy card that, when completed by you, will serve as voting instructions to the trustees of those plans. If you have shares credited in the RSP Plan and/or the LESOP, only the trustee can vote your plan shares even if you attend the annual meeting in person.

Can I change my vote?

Yes. You may change your vote at any time before the annual meeting by voting again by telephone or via the Internet or by signing and returning another proxy card with a later date. Shareholders of record also may attend the annual meeting and vote in person. If you attend the annual meeting and want to vote in person, you can request that your previously submitted proxy not be used.

What if I don't vote FOR the matter listed on my proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted "FOR" the director nominees listed on the card.

If you hold AGL Resources shares through the RSP Plan and/or the LESOP and (1) you do not return the proxy card for those plan shares or (2) you properly sign and return the proxy card but do not specify how you want your plan shares voted, the trustee will vote your plan shares as follows. Unvoted RSP Plan shares and unvoted LESOP shares will be voted by the trustee, upon instruction from the Administrative Committees of the respective plans, "FOR" the election of the director nominees.

Can my shares be voted if I don't return my proxy card and don't attend the annual meeting?

If your AGL Resources shares are held in street name or by a brokerage firm or bank and you do not give voting instructions, your brokerage firm or bank, under certain circumstances, may vote your shares. When a brokerage firm or bank votes its customers' unvoted shares, the shares are counted for purposes of establishing a quorum. When a brokerage firm or bank is prohibited from voting on certain proposals, the shares are not counted for purposes of establishing a quorum and are not considered as votes cast for or against a proposal.

We believe that under applicable stock exchange rules, brokerage firms and banks will be able to vote their customers' unvoted shares with regard to the proposal to elect directors.

If your shares are registered directly on AGL Resources' books and you do not give voting instructions, your shares will not be voted.

How many shares can vote?

As of November 24, 2000 (the record date), 54,120,427 shares of common stock of AGL Resources were issued and outstanding and entitled to vote at the annual meeting. You will have one vote for every share of AGL Resources common stock you owned on the record date.

How many votes must be present to hold the annual meeting?

A majority of the outstanding shares of AGL Resources common stock must be present, either in person or represented by proxy, to conduct the annual meeting. On November 24, 2000 (the record date), 54,120,427 shares of AGL Resources were outstanding. This total includes shares issued to certain grantor trusts, which are not considered outstanding for financial reporting purposes.

How many votes are needed to elect directors?

Directors are elected by a plurality of the votes, which means the two nominees who receive the largest number of properly executed votes will be elected as directors.

What if I vote "withhold authority to elect directors"?

In voting for the election of directors, a vote to "withhold authority" for the election of one or more director nominees will not be counted in determining the number of votes cast for those persons and will have no effect.

Could other matters be decided at the annual meeting?

We don't know of any other matters that will be considered at the annual meeting. If there is a matter that is not listed on the proxy card and it is properly brought before the annual meeting in accordance with Section 1.2 of AGL Resources' bylaws, the proxies will vote in accordance with their judgment of what is in the best interest of the Company.

Who will count the vote?

Representatives of EquiServe Trust Company, N.A., our transfer and shareholder services agent, will count the vote and act as inspector of elections.

Where and when will I be able to find the voting results?

AGL Resources will post the voting results on our web site at www.aglresources.com approximately two weeks after the annual meeting. You also can find the results in our Form 10-Q for the second quarter of fiscal 2001, which we will file with the Securities and Exchange Commission in May 2001.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers, banks and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker, bank and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer and shareholder services agent is EquiServe Trust Company, N.A. All communications concerning accounts for shareholders of record, including address changes, name changes, inquiries to transfer shares and similar issues, can be handled by making a toll-free call to our transfer agent at the AGL Resources Shareholder Services number at 1-800-633-4236.

What happens if the annual meeting is postponed or adjourned?

Your proxy will still be good and may be voted at a postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

When are the shareholder proposals for the 2002 annual meeting due?

All shareholders who wish to present business at the annual meeting in 2002, whether nominations of persons for election as directors or otherwise, must provide notice to our Corporate Secretary of their intent to do so on or before August 20, 2001. Such notice must provide the information set forth in Section
1.2 of our bylaws. A copy of these bylaw requirements will be provided upon written request to the Corporate Secretary, AGL Resources Inc., P.O. Box 4569, Location 1080, Atlanta, Georgia 30302-4569.

Under our bylaws, this deadline applies to any shareholder proposal sought to be considered at the 2002 annual meeting, not just to those sought to be included in the proxy statement and form of proxy for the 2002 annual meeting.

This deadline does not apply to questions a shareholder may wish to ask at the annual meeting.

How much will this proxy solicitation cost?

AGL Resources will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers and employees, in person or by telephone, facsimile or electronic transmission. Directors, officers and employees will not be paid for those services. AGL Resources has hired Corporate Investor Communications, Inc., a proxy solicitation firm, to assist in the distribution and solicitation of proxies. We will pay Corporate Investor Communications, Inc. approximately $5,000, plus reasonable out-of-pocket disbursements, for those services.

                       PROPOSAL 1: ELECTION OF DIRECTORS
General

The board of directors presently consists of ten members, nine of whom are non-employee directors. The board is divided into three classes, with the directors in each class serving a three-year term. The terms are staggered so that the term of one class expires at each annual meeting. At the 2001 annual meeting, there are two directors who have been nominated to stand for re-election as directors.

The board of directors has nominated D. Raymond Riddle and Felker W. Ward, Jr. for election as directors at the annual meeting. Messrs. Riddle and Ward presently are members of the board of directors whose terms are scheduled to end at the annual meeting. Each of the nominees has agreed to serve as a director if elected by the shareholders. If elected, Messrs. Riddle and Ward will hold office until the annual meeting of shareholders in 2004.

If any nominee becomes unable to stand for election, the board may:

 . designate a substitute nominee, in which case the proxies will vote all valid proxies for the election of the substitute nominee named by the board,

 .  allow the vacancy to remain open until a suitable candidate is located, or

 .  reduce the authorized number of directors.

Two of our other directors whose terms are scheduled to end at the 2001 annual meeting, Dr. Betty L. Siegel and Ben J. Tarbutton, Jr., are not standing for re-election. Dr. Siegel and Mr. Tarbutton will retire from the board effective January 26, 2001 at the annual meeting, in accordance with the board policy that states that directors may not stand for re-election after they have reached the age of 70. Dr. Siegel has served on the board since 1986, and Mr. Tarbutton has served since 1983. The Company is indebted to them for their guidance and support. It is the board of directors' current intention to leave open the vacancies associated with Dr. Siegel's and Mr. Tarbutton's board seats until such time as suitable candidates are located to fill those vacancies.

Set forth below is information as of December 1, 2000 about the two director nominees and all other current directors whose terms of office will continue after the annual meeting. Unless otherwise stated, all directors have been engaged in their principal occupations for more than the past five years.

Nominees For Election:



                      D. Raymond Riddle, Chairman of the Board of Directors of the Company since August 2000; Chairman of the Board and Chief Executive Officer of National Service Industries, Inc. from September 1994 until February 1996; director of Atlantic American Corporation and Equifax, Inc. Mr. Riddle, 67, has been a director since 1978.
[D. Raymond Riddle
Photo]


                      Felker W. Ward, Jr., Chairman of Pinnacle Investment Advisors, Inc., an investment banking firm and wholly-owned subsidiary of Ward and Associates, Inc., since January 1994; President of Ward and Associates, Inc., an investment banking firm, from January 1988 until January 1998; Vice Chairman of Concessions International, Inc. since 1997; President of Concessions International, Inc. from 1979 until 1997; director of Fidelity National Bank, Shoney's, Inc. and Abrams Industries, Inc.
                      Mr. Ward, 67, has been a director since 1988.
[Felker W. Ward, Jr.
Photo]

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE NOMINEES.

                               ----------------

Directors Whose Terms Continue Until The Annual Meeting In 2002:

[Frank Barron, Jr.
 Photo] Frank Barron, Jr., Vice President of Public Affairs of Rome Coca-Cola Bottling Company and previously officer and director of seven Coca-Cola Bottling Companies in Georgia; director of Century Bank of Cartersville. Mr. Barron, 68, has been a director since 1983.


[Robert S. Jepson,
 Jr. Photo]           Robert S. Jepson, Jr., Chairman and Chief Executive
                      Officer of Jepson Associates, Inc. since 1989; Chairman and Chief Executive Officer of Jepson Vineyards Ltd.;
                      Chairman and Chief Executive Officer of Kuhlman
                      Corporation from 1993 until 1999; director of Circuit
                      City Stores, Inc. Mr. Jepson, 58, has been a director since May 1999.


[Paula G. Rosput
 Photo] Paula G. Rosput, President and Chief Executive Officer of the Company since August 2000; Chairman of Atlanta Gas Light Company, a wholly-owned subsidiary of the Company, since November 2000; Chairman, President and Chief Executive Officer of Atlanta Gas Light Company from August 2000 until November 2000; President and Chief Operating Officer of Atlanta Gas Light Company from September 1998 until August 2000; President and Chief Executive Officer of Duke Energy Power Services, Inc., a subsidiary of Duke Energy, from 1997 until September 1998; President of PanEnergy Power Services, Inc. from 1995 until 1997; and Senior Vice President of Pacific Gas Transmission Company from 1988 until 1995. Ms. Rosput, 44, has been a director since August 2000.

Directors Whose Terms Continue Until The Annual Meeting In 2003:

[Otis A. Brumby, Jr.
 Photo]
                      Otis A. Brumby, Jr., Chairman of the Board and Chief Executive Officer of The Marietta Daily Journal and Neighbor Newspapers, Inc. since October 1993; director of First Union - Georgia. Mr. Brumby, 60, has been a director since 1990.

[Wyck A. Knox,
 Jr. Photo]
                      Wyck A. Knox, Jr., Partner in and Chairman of the Executive Committee of the law firm of Kilpatrick Stockton LLP; Chairman and Chief Executive Officer of Knox-Rivers Construction Company from 1976 until 1995; director of First Union - Georgia. Mr. Knox, 60, has been a director since November 1998.

[Dennis M. Love
 Photo]
                      Dennis M. Love, President of Printpack Inc. since 1987; director of SunTrust Banks of Georgia, Inc., SunTrust Bank, Atlanta, and Caraustar Inc. Mr. Love, 45, has been a director since October 1999.

                                SHARE OWNERSHIP

Directors and Executive Officers

The following table presents information as of September 30, 2000 concerning the ownership of AGL Resources common stock by each director and director nominee, by each executive officer named in the Summary Compensation Table who is not a director (collectively, the "named executive officers") and by all executive officers and directors as a group, based on information furnished to the Company.

                                                 "Shares" and
                              Shares of Common      "Share
                                   Stock       Equivalents" Held
                                Beneficially    Under Deferral
    Name                       Owned(1)(2)(3)      Plans(4)       Total
 Frank Barron, Jr.                 43,971            3,715        47,686
 Otis A. Brumby, Jr.               31,053            3,640        34,693
 Robert S. Jepson, Jr.             13,243                0        13,243
 Wyck A. Knox, Jr.                  3,078            2,636         5,714
 Dennis M. Love                     1,613            1,758         3,371
 D. Raymond Riddle                  9,553            3,759        13,312
 Paula G. Rosput                  103,138                0       103,138
 Dr. Betty L. Siegel               10,405            3,321        13,726
 Ben J. Tarbutton, Jr.             18,376            3,508        21,884
 Felker W. Ward, Jr.               22,526            1,767        24,293
 Michele H. Collins                57,318                0        57,318
 Clayton H. Preble                 85,963              377        86,340
 Paul R. Shlanta                   76,683                0        76,683
 Donald P. Weinstein               84,384              353        84,738
 Walter M. Higgins                 32,579            2,471        35,050
 All executive officers and
 directors as a
 group (15 persons)               593,884           27,305       621,189

Notes to share ownership table

(1) As of September 30, 2000, no individual director, director nominee or executive officer of the Company owned beneficially 1% or more of the outstanding common stock of the Company. Additionally, as of September 30, 2000, all executive officers and directors as a group owned beneficially 1.09% of the outstanding common stock of the Company. Beneficial ownership as reported in this proxy statement has been determined in accordance with regulations of the Securities and Exchange Commission and includes shares of common stock which may be acquired within 60 days after September 30, 2000 upon the exercise of outstanding stock options and excludes "shares" and "share equivalents" held under deferral plans. See footnote (4) below. Except as otherwise indicated in footnote (2) below, all directors, director nominees and executive officers have sole voting and investment power with respect to the shares shown.

(2) With regard to Mr. Preble, the shares shown include 9,516 shares over which he shares voting and investment power.

(3) For the non-employee directors, the shares shown include: 4,244 shares which may be acquired by each of Messrs. Barron, Brumby, Riddle, Tarbutton and Ward and Dr. Siegel; 1,575 shares which may be acquired by Mr. Jepson; 1,950 shares which may be acquired by Mr. Knox; and 1,264 shares which may be acquired by Mr. Love, upon exercise of stock options granted under the Non-Employee Directors Equity Compensation Plan, or the "Directors Plan" (a total of 30,253 shares).

    For the named executive officers, the shares shown include shares which may be acquired upon exercise of stock options granted under the Long-Term Incentive Plan (1999), or the "LTIP," our current long-term incentive plan, and under the Long-Term Stock Incentive Plan of 1990, or the "LTSIP," the predecessor plan, as follows: Ms. Rosput - 92,470 shares; Ms. Collins - 52,000 shares; Mr. Preble - 66,767 shares; Mr. Shlanta - 74,469 shares; and Mr. Weinstein - 73,000 shares.

    For all executive officers and directors as a group, the shares shown include an aggregate of 388,959 shares which may be acquired upon the exercise of stock options granted under the Directors Plan, the LTIP and the LTSIP.

(4) Represents shares of AGL Resources common stock, AGL Resources common stock equivalents and accrued dividends held under deferral plans. The amounts deferred track the performance of AGL Resources common stock and are payable in cash. The shares and share equivalents may not be voted or transferred by the participants.

Owners of More Than 5% of AGL Resources Common Stock

As of September 30, 2000, we were aware of the following shareholders who owned beneficially 5% or more of AGL Resources' common stock.

  Name and Address of       Shares of Common Stock
  Beneficial Owner            Beneficially Owned   Percent of Class
  AGL Resources Inc.              4,426,572              8.2%
   Retirement
   Savings Plus Plan
   P.O. Box 4569
   Atlanta, Georgia 30302

  American Century Invest-        3,081,500 (1)          5.7%
   ments
   4500 Main Street
   Kansas City, Missouri
   64111

--------
(1) Based on a Schedule 13F dated September 30, 2000, in which American Century Investments reported that it had sole voting power over all of such shares.

                           GOVERNANCE OF THE COMPANY
Board of Directors

The business affairs of AGL Resources are managed under the direction of the board of directors in accordance with the Georgia Business Corporation Code, AGL Resources' articles of incorporation and its bylaws. The role of the board of directors is to effectively govern the affairs of the Company for the benefit of its shareholders and other constituencies, which include the Company's employees, customers, suppliers and the communities in which it does business. The board strives to ensure the success and continuity of the Company's business through qualified management.

Director Independence

All of the Company's directors are independent, non-employee directors except Ms. Rosput, the President and Chief Executive Officer of AGL Resources and the Chairman of Atlanta Gas Light Company. Ms. Rosput does not participate in any action of the board relating to her compensation.

Mr. Wyck A. Knox, Jr. is a partner in the law firm of Kilpatrick Stockton LLP. During the fiscal year ended September 30, 2000, which we refer to as "fiscal 2000," the Company retained Kilpatrick Stockton LLP with regard to a variety of legal matters. The amount of fees paid to Kilpatrick Stockton LLP for such services was less than 5% of that firm's gross revenue for the firm's last fiscal year.

Board and Committee Meetings

Members of the board are kept informed through reports routinely presented at board and committee meetings by the Chief Executive Officer and other officers, and through other means. The board of directors held 11 meetings during fiscal 2000. Each director attended 75% or more of all board and committee meetings.

Committees of the Board

The board of directors has established the committees described below to assist it in discharging its duties. Actions taken by any committee of the board are reported to the board, usually at the board meeting next following a committee meeting. Committee members are listed below. Biographical information about each of the directors is described above under the heading "Proposal 1 - Election of Directors."

                       Members of the Board's Committees

                               Corporate                              Nominating &
         Audit              Responsibility          Executive         Compensation      Strategy & Finance
         -----              --------------          ---------         ------------      ------------------
O.A. Brumby, Jr., Chair  F. Barron, Jr., Chair D.R. Riddle, Chair  D.R. Riddle, Chair  F.W. Ward, Jr., Chair
F. Barron, Jr.           O.A. Brumby, Jr.      F. Barron, Jr.      F. Barron, Jr.      R.S. Jepson, Jr.
R.S. Jepson, Jr.         W.A. Knox, Jr.        O.A. Brumby, Jr.    R.S. Jepson, Jr.    W.A. Knox, Jr.
D.M. Love                D.M. Love             P.G. Rosput         B.L. Siegel         P.G. Rosput
D.R. Riddle              P.G. Rosput           B.J. Tarbutton, Jr. B.J. Tarbutton, Jr. B.J. Tarbutton, Jr.
B.L. Siegel                                    F.W. Ward, Jr.      F.W. Ward, Jr.

Audit Committee

The Audit Committee met two times in fiscal 2000. All members of the Audit Committee are independent directors as defined under the rules of the New York Stock Exchange. The principal duties and responsibilities of the Audit Committee are to:

 . Recommend to the board a firm to be selected as the Company's independent auditor.

 . Review the financial information that will be provided to the shareholders and others.

 . Review the systems of internal controls that management and the board have established.

 .  Review the audit scope and plan and the results of the audit.

 .  Review the results of the Company's internal audit program.

 . Convey information between the board of directors and the Company's independent auditor and internal auditors.

Additional information regarding the Audit Committee and its functions and responsibilities is included in this proxy statement under the caption "Audit Committee Report" and in the Audit Committee Charter that is included as Appendix A to this proxy statement.

Corporate Responsibility Committee

The Corporate Responsibility Committee met two times in fiscal 2000. The principal duties and responsibilities of the Corporate Responsibility Committee are to:

 . Review the Company's employee benefit plan investment policies, funding requirements, investment objectives, and investment policies.

 . Review and monitor corporate policy with respect to the Company's relationships with employees, shareholders, customers, competitors, suppliers and its communities.

 . Identify and monitor emerging political, social and environmental trends and public policy issues that may affect the Company's business operations, performance or public image.

 . Review and monitor matters relating to employee and community health and safety.

Executive Committee

The Executive Committee did not meet in fiscal 2000. The Executive Committee may meet during intervals between board meetings and has all the authority of the board, subject to limitations imposed by law or the Company's bylaws.

Nominating and Compensation Committee

The Nominating and Compensation Committee met six times in fiscal 2000. All members of the Nominating and Compensation Committee are independent non-employee directors. The principal duties and responsibilities of the Nominating and Compensation Committee are to:

 .  Identify and recommend the nominees for election to the board.

 . Review the compensation paid to the members of the Company's board of directors and make recommendations for adjustments, as appropriate.

 . Recommend for election the senior officers of the Company and the presidents of each of the other principal subsidiaries of the Company.

 .  Review and develop management succession and executive development plans.

 . Review the performance of and recommend the appropriate compensation level for elected officers, including base salaries, long-term incentive compensation, other incentive compensation, and benefits.

 .  Review and recommend any changes in the Company's various benefit programs.

Although the Nominating and Compensation Committee has not established any formal procedures for considering director nominees recommended by shareholders, it will consider any such nominees.

Strategy and Finance Committee

The Strategy and Finance Committee met four times in fiscal 2000. The principal duties and responsibilities of the Strategy and Finance Committee are to:

 . Consider and make recommendations about short- and long-term business goals and strategies; the Company's operating plans and budgets; the Company's strategic business combinations and proposed new business ventures; and the Company's capitalization, financing plans, dividend policy and risk management programs.

                             DIRECTOR COMPENSATION

General

A director who is an officer or employee of the Company receives no compensation for his or her services as a director or as a member of a committee of the board.

Annual Retainer

Each non-employee director receives (1) an annual retainer for his or her services as a director, which is paid under the Directors Plan and (2) a cash fee for each board and committee meeting attended. Under the Directors Plan, each non-employee director receives on the first day of each annual service term (1) an annual retainer in the form of a stock award equal in fair market value to $16,000 (the "stock award") and (2) a nonqualified stock option to purchase the same number of shares of common stock as are awarded on such date in payment of the retainer.

The stock award is either paid in shares of AGL Resources common stock or, at the election of a director, is deferred under the Common Stock Equivalent Plan for Non-Employee Directors, or the "CSE Plan." Under the CSE Plan, the stock award is invested in common stock equivalents that track the performance of AGL Resources common stock and are credited with dividend payments. At the end of their board service, participating directors receive a cash distribution based on the market value of their common stock equivalents and dividends.

Stock options have a per share exercise price that is equal to the fair market value of the Company's common stock on the date of grant of the option. Directors realize value from stock option grants only to the extent that the fair market value of the common stock of the Company on the date of exercise of the stock option exceeds the fair market value of the common stock on the date of grant.

Meeting Fees

Each non-employee director receives $1,000 for attendance at each meeting of the board and any standing committee of the board of which he or she is a member.

Meeting fees may be paid in cash or, at the election of a director, may be deferred under the CSE Plan or the Deferred Compensation Plan for Corporate Directors, the "Deferred Plan." Under the CSE Plan, meeting fees are invested in common stock equivalents that track the performance of AGL Resources common stock and are credited with dividend payments. At the end of their board service, participating directors receive a cash distribution based on the market value of their common stock equivalents and dividends. Under the Deferred Plan, at the end of their board service, participating directors receive a cash distribution in an amount equal to their deferred meeting fees, plus a return on such fees equal to the 26-week Treasury Bill rate.

Other Compensation

Directors are reimbursed for reasonable expenses incurred in connection with attendance at board and committee meetings.

Director Compensation Paid

For the 2000 annual term of service that expires at the 2001 annual meeting, Dr. Siegel and Messrs. Barron, Brumby, Jepson, Knox, Love, Riddle, Tarbutton and Ward each received their annual retainer for services as a director. Messrs. Jepson and Ward elected to receive their stock award in the form of shares of AGL Resources common stock, and both were granted stock awards for 935 shares. Dr. Siegel and Messrs. Barron, Brumby, Knox, Love, Riddle and Tarbutton elected to defer receipt of their stock award, and each were credited with 935 common stock equivalents under the CSE Plan. The share amount and common stock equivalent amount were calculated by dividing the $16,000 annual retainer fee by $17.125, the then current per share fair market value of AGL Resources common stock.

Additionally, each of these directors was granted an option to purchase 935 shares of AGL Resources common stock at a price of $17.125 per share.


                             AUDIT COMMITTEE REPORT

The Audit Committee of the board of directors is composed of six directors who are independent directors as defined under the rules of the New York Stock Exchange. The Audit Committee operates under a written charter adopted by the board of directors, that is included as Appendix A to this proxy statement.

The Audit Committee reviews the Company's financial reporting process on behalf of the board of directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the Company's audited financial statements contained in our Annual Report on Form 10-K for fiscal 2000 with the Company's management and the independent auditors. Management is responsible for the Company's financial statements and the financial reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from the Company and its management including the matters in the written disclosures provided to the Audit Committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2000, for filing with the Securities and Exchange Commission.

 Otis A. Brumby, Jr., Chairman
 Frank Barron, Jr.
 Robert S. Jepson, Jr.
 Dennis M. Love
 D. Raymond Riddle
 Dr. Betty L. Siegel

                  NOMINATING AND COMPENSATION COMMITTEE REPORT

Overview

The Nominating and Compensation Committee of the board of directors is composed entirely of non-employee, non-affiliated directors.

The Committee is responsible for the oversight of the Company's compensation policies for all executive officers, other officers and key employees covered by the executive compensation plans of the Company. It is the Company's practice to have its compensation programs periodically reviewed by an independent compensation consulting firm to ensure that the Company's total compensation program is competitive with similar companies.

The Company's primary goal is to maximize shareholder value over time. To accomplish this objective, the Committee has developed executive compensation policies and practices that are consistent with and linked to the Company's strategic business objectives. Under the Company's executive compensation program, a significant portion of each executive's compensation is incentive-based, with compensation being contingent upon performance results. The program is based on the following principles:

 . Annual incentive compensation is a substantial portion of each executive's total compensation and is payable only upon the achievement of pre-established annual corporate, business unit and individual performance goals.

 . Long-term incentive compensation also is a substantial portion of each executive's total compensation. Long-term compensation is typically stock-based to align executive officers' interests with the long-term interests of the Company's shareholders.

 . Base salary is competitive with other utilities and with a group of service and industrial companies having characteristics similar to AGL Resources.

Components of Executive Compensation

Each category of compensation is offered to executive officers in various combinations, structured in each case to meet varying business objectives.

Annual Team Performance Incentive Compensation Plan. Under the Company's Annual Team Performance Incentive Compensation Plan, or the "ATPI Plan," all employees, including the Chief Executive Officer and the executive officers, are eligible to earn a cash bonus up to an established percentage of their annual base salary, depending on the Company's and business unit's performance for that year, as well as the achievement of individual performance objectives. No payments of annual incentive compensation are made under the ATPI Plan unless the threshold level of Company performance objectives are met. The weight given to the corporate, business unit and individual performance components varies, depending upon the executive's particular job assignment.

For fiscal 2000, the Company's threshold levels of performance were exceeded, and the executive officers were awarded incentive compensation under the ATPI Plan.

Due to his resignation, Mr. Higgins did not receive any annual incentive payment for fiscal 2000. Upon the appointment of Ms. Rosput as President and Chief Executive Officer, the board established for Ms. Rosput, an incentive compensation target under the ATPI Plan at 67% of her base salary, with a maximum payout equal to the greater of 150% of that amount or 100% of her base salary. As noted above, for fiscal 2000, the Company's threshold levels were exceeded, and Ms. Rosput was awarded incentive compensation under the ATPI Plan. See "Summary Compensation Table" below.

Long-term Incentive Compensation. The long-term incentive component of the

Company's executive compensation program seeks to accomplish three objectives:

 . align the long-term interests of executive officers with those of the shareholders;

 .  pay for performance; and

 . increase the ownership of AGL Resources stock among the Company's key decision makers.

Those objectives are accomplished when the value of the Company's stock increases and long-term performance objectives are met.

For fiscal 2000, the Committee granted long-term incentive compensation awards to the Company's officers under the LTIP. Under the LTIP, executive officers received nonqualified stock options and performance unit grants.

Nonqualified stock options were granted to all executive officers to purchase AGL Resources stock at the then fair market value. Fiscal 2000 stock options were granted to the executive officers as reflected in "Option Grants in Last Fiscal Year" table below. Stock options are granted to executives each fiscal year and are based on a percentage of the executive's then effective base salary and the Black-Scholes pricing model. Additionally, from time to time, stock options may be granted to executives based on market compensation trends and increased scope of duties.

For fiscal 2000, the Committee granted to Mr. Higgins stock options to acquire shares of common stock that had a fair market value on the date of grant equal to 105% of his then effective base salary. Upon his resignation, Mr. Higgins forfeited his unexercised stock options. In connection with the appointment of Ms. Rosput as President and Chief Executive Officer, the Committee granted to Ms. Rosput a stock option to acquire 75,000 shares of common stock at the then fair market value. The Committee also reviewed the long-term compensation of the executive officers and, as a result of such review, additional stock option grants were made to the named executive officers. See "Summary Compensation Table" and "Options Grants in Last Fiscal Year" table below.

For fiscal 2000, the Committee also made awards of performance units with vesting based on the achievement of specified performance goals, as measured at the end of a three-year period. These performance units reward executives only when the Company's earnings objectives are met.

The performance goals are based on a combination of the Company's annual growth in earnings per share and Total Shareholder Return ranking (stock price appreciation plus dividends) as compared with the Standard and Poors Utility Index, measured at the end of the three-year measurement period.

Upon vesting of the awards, performance units are converted into shares of Company common stock, that are then issued to the recipient. The executive officers each received an award of performance units during fiscal 2000. See "Long-Term Incentive Plan - Awards in Last Fiscal Year" table below.

For fiscal 2000, consistent with the award of performance units to officers as noted above, Mr. Higgins also was awarded performance units. Upon his resignation, Mr. Higgins forfeited his performance units.

Base Salary. AGL Resources establishes a market-competitive base salary for each executive officer. Executive officers' base salaries generally do not exceed the competitive market rate. Executive officers' base salaries are reviewed and approved annually by the Committee. Subsequent increases in base salary are based on competitive marketplace data and on individual performance.

For fiscal 2000, both Mr. Higgins and Ms. Rosput received base salary below market rate. Upon the resignation of Mr. Higgins, Ms. Rosput was elected President and Chief Executive Officer. To reflect her new position, Ms. Rosput's base salary was increased.

Code Section 162(m) Implications for Executive Compensation

It is the responsibility of the Committee to address the issues raised by Code
Section 162(m) of the Internal Revenue Code of 1986, as amended, or the "Code," which limits the Company's annual deduction to $1,000,000 for compensation paid to its chief executive officer and to each of the next four most highly compensated executives of the Company. Certain compensation, which qualifies as "performance-based" or which meets other requirements under the Code, may be exempt from the Code Section 162(m) limit. In that regard, the Committee continues to carefully consider the impact of that tax code provision and must determine whether any actions with respect to the limit should be taken by the Company. Given the Company's level of executive compensation for fiscal 2000, the Committee will continue to examine carefully the effects of this tax provision and will monitor the level and types of compensation paid to the executive officers in order to take any appropriate steps.

 D. Raymond Riddle, Chairman
 Frank Barron, Jr.
 Robert S. Jepson, Jr.
 Betty L. Siegel
 Ben J. Tarbutton, Jr.
 Felker W. Ward, Jr.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

The Summary Compensation Table shows, for the last three fiscal years, the total compensation paid to, or accrued by the Company for, each of the named executive officers.

                           Summary Compensation Table

                                            Annual Compensation       Long-Term Compensation
                                        ----------------------------  -----------------------
                           Fiscal Year                      Other     Restricted   Securities   All Other
                              Ended                         Annual       Stock     Underlying    Compen-
  Name and Principal        September   Salary   Bonus   Compensation   Awards       Options     sation
  Position                     30       ($)(1)   ($)(2)     ($)(3)      ($)(4)       (#)(5)      ($)(6)
 Paula G. Rosput              2000     $359,731 $230,666   $      0    $         0     165,000   $14,128
  President and CEO;          1999      313,846  194,000    148,311              0      27,177    12,000
  Chairman of Atlanta Gas     1998           --  100,000         --        155,500      30,000        --
  Light Company(7)

 Walter M. Higgins            2000      533,923       --    106,753              0     170,000    40,068
  Chairman, CEO               1999      542,309        0    127,369              0      77,647    43,047
  and President until         1998      350,003  750,000     75,144        401,250     200,000    29,442
  August 2000(7)

 Michele H. Collins           2000      251,231       --     41,805              0      43,000    10,185
  Senior Vice President       1999      123,846  207,000     48,143         95,313      24,400     4,485
  and Chief Administrative    1998           --       --         --             --          --        --
  and Technology Officer(8)

 Clayton H. Preble            2000      196,846  102,660          0              0      58,000     7,349
  Senior Vice President       1999       55,250        0          0              0       6,998     1,975
                              1998      157,442   79,738          0          8,246      10,477     9,250

 Paul R. Shlanta              2000      220,077  115,560          0              0      58,000     8,230
  Senior Vice President       1999      200,000        0     13,926              0      16,471     7,800
  and General Counsel         1998           --       --         --         18,125      30,000        --

 Donald P. Weinstein          2000      216,923  363,400     31,832        173,750      96,100     7,560
  Senior Vice President       1999           --       --         --             --          --        --
  and Chief Financial         1998           --       --         --             --          --        --
  Officer

Notes to summary compensation table

(1) Includes before-tax contributions for the indicated fiscal years made by the each of the named executive officers to the RSP Plan and the AGL Resources Inc. Nonqualified Savings Plan, or the "NSP."

(2) For fiscal 2000: For Ms. Rosput and Messrs. Preble, Shlanta and Weinstein, reflects annual incentive compensation earned under the ATPI Plan in fiscal 2000 and paid in fiscal 2001. For Mr. Weinstein, reflects a guaranteed first-year incentive payment, as well as an incentive payment related to transactional activity that the Company was engaged in during fiscal 2000.

    For fiscal 1999: For Ms. Collins and Ms. Rosput, reflects one-time signing incentives paid to defray the loss of income and benefits associated with their resignation from their former employers and guaranteed first-year incentive payments.

    For fiscal 1998: For Ms. Rosput, reflects partial payment of a one-time signing incentive paid to defray the loss of incentive income and benefits associated with her resignation from her former employer. For Mr. Higgins, reflects a one-time signing incentive paid to defray the loss of incentive income and benefits associated with his resignation from his former employer, $250,000 of which was paid in fiscal 1999. For Mr. Preble, reflects annual incentive compensation earned in fiscal 1998 and paid in fiscal 1999.

(3) For fiscal 2000: For Mr. Higgins and Ms. Collins, reflects the reimbursement of taxes related to the vesting of shares of restricted stock which were issued on a one-time basis on their respective dates of employment. See footnote (4) below. For Mr. Weinstein, reflects the reimbursement of taxes related to the Company's payment of relocation expenses.

    For fiscal 1999: For Mr. Higgins, Ms. Rosput and Mr. Shlanta, reflects the reimbursement of taxes related to the vesting of shares of restricted stock which were issued on a one-time basis on their respective dates of employment. For Ms. Collins and Ms. Rosput, reflects reimbursements of taxes related to the Company's payment of relocation expenses.

    For fiscal 1998: For Mr. Higgins, reflects reimbursement of taxes related to the Company's payment of relocation expenses. The taxes were incurred in fiscal 1998 and reimbursed in fiscal 1999.

(4) Dollar amounts shown equal the number of shares of restricted stock multiplied by the fair market value on the date of grant.

    For fiscal 2000, reflects for Mr. Weinstein a one-time issuance of restricted stock on the date of his employment which vests in equal installments over a two-year period.

    For fiscal 1999, reflects for Ms. Collins a one-time issuance of restricted stock on the date of her employment which vests in equal installments over a two-year period.

    For fiscal 1998, reflects for Mr. Higgins, Ms. Rosput and Mr. Shlanta one-time issuances of restricted stock on the respective dates of their employment which vest in equal installments over a three-year, one-year and one-year period, respectively.

    The number and value of aggregate stock holdings that were subject to restriction on September 30, 2000, based on a fair market value of the Company's common stock at September 30, 2000 of $20.0625, were as follows:
    Ms. Collins - 2,500 shares

    ($50,156); Mr. Preble - 411 shares ($8,246); and Mr. Weinstein - 10,000 shares ($200,625). Dividends are paid on all shares of restricted stock at the same rate as on unrestricted shares.

(5) Reflects shares of common stock subject to options, including reload options.

    For fiscal 2000, includes for Mr. Weinstein a one-time stock option granted on the date of his employment.

    For fiscal 1999, reflects for Ms. Collins a one-time stock option granted on the date of her employment.

    For fiscal 1998, reflects for Mr. Higgins, Ms. Rosput and Mr. Shlanta one-time stock options granted on their respective date of employment.

(6) All Other Compensation paid during fiscal 2000 includes the following: (a) Company contributions to the RSP Plan: Ms. Rosput - $6,925; Mr. Higgins - $6,056; Ms. Collins - $6,100; Mr. Preble - $7,066; Mr. Shlanta - $6,850;
    and Mr. Weinstein -  $5,160; (b) Company contributions to the NSP:
    Ms. Rosput - $7,203; Mr. Higgins -  $15,045; Ms. Collins - $4,085;
    Mr. Preble - $283; Mr. Shlanta - $1,381; and Mr. Weinstein - $2,400; and
    (c) premiums paid by the Company for life insurance policies, any proceeds of which are payable to the respective beneficiaries designated by the named officers: Mr. Higgins - $18,967.

(7) Ms. Rosput was named President and Chief Executive Officer, effective August 10, 2000, upon the resignation of Mr. Higgins as Chairman, Chief Executive Officer and President.

(8) Ms. Collins served as Senior Vice President and Chief Administrative and Technology Officer through October 31, 2000. See "Other Matters Involving Directors and Executive Officers - Other Agreements" below.

Option Grants

The following table presents information concerning stock options granted to the named executive officers during fiscal 2000.

                       Option Grants in Last Fiscal Year

                          Number of
                          Securities  % of Total
                          Underlying   Options
                           Options    Granted to  Exercise or             Grant Date
                           Granted   Employees in Base Price  Expiration Present Value
           Name             (#)(1)   Fiscal Year   ($/Sh)(2)     Date       ($)(3)
  Paula G. Rosput           40,000        2.5%      $18.000    11/9/09     $108,400
                            75,000        4.7        19.000    8/31/10      245,250
                            50,000        3.1        20.270    9/18/10      186,500
  Walter M. Higgins (4)    170,000       10.7        18.000    11/9/09      460,700
  Michele H. Collins (4)    28,000        1.8        18.000    11/9/09       75,880
                            15,000         *         19.000    8/31/10       49,050
  Clayton H. Preble         28,000        1.8        18.000    11/9/09       75,880
                            30,000        1.9        19.000    8/31/10       98,100
  Paul R. Shlanta           28,000        1.8        18.000    11/9/09       75,880
                            30,000        1.9        19.000    8/31/10       98,100
  Donald P. Weinstein        5,755         *         17.375    11/1/09       14,388
                            39,245        2.5        17.375    11/1/09       98,113
                            28,000        1.8        18.000    11/9/09       75,880
                            10,000         *         19.000    8/31/10       32,700
                            13,100         *         19.750    9/27/10       46,505

Notes to options grant table

*  Less than one percent

(1) Options were granted to the named executive officers under the LTIP and LTSIP at prices equal to the fair market value on the date of grant. In general, nonqualified stock options become exercisable six months after the date of grant. Options are subject to early termination upon the occurrence of certain events related to termination of employment. All options immediately become exercisable in the event of a change in control.

(2) The exercise price of options may be paid in cash, by delivery of already-owned shares of common stock of the Company or by any other method approved by the Nominating and Compensation Committee, which administers the LTIP and LTSIP. To the extent that the exercise price of an option is paid with shares of common stock of the Company, a "reload option" will be granted to the employee. A reload option is an option granted to an employee for the same number of shares as is exchanged in payment of the exercise price and is subject to all of the same terms and conditions as the original option except for the exercise price which is determined on the basis of the fair market value of the common stock of the Company on the date the reload option is granted. One or more successive reload options may be granted to an employee who pays for the exercise of a reload option with shares of common stock of the Company.

(3) "Grant date present value" represents the estimated present value of stock options, measured at the date of grant using the Black-Scholes Warrant Valuation Call Option Model. An optionee realizes value from a stock option only to the extent that the price of AGL Resources common stock on the exercise date exceeds the price of the stock on the grant date. Consequently, there is no assurance that the value realized by an optionee will be at or near the estimated grant date present value. Those amounts should not be used to predict stock performance.

(4) All of Mr. Higgins' and Ms. Collins' unexercised options were forfeited to the Company concurrent with their respective resignations from the Company. See "Other Matters Involving Directors and Executive Officers - Other Agreements" below.

Option Exercises

The following table presents information concerning options exercised by the named executive officers during fiscal 2000.

              Aggregated Option Exercises in Last Fiscal Year and
                         Fiscal Year End Option Values

                            Exercises During Year                       Fiscal Year End
                    ---------------------------------------------------------------------------------------
                                                        Number of Securities
                             Shares       Value        Underlying Unexercised       Value of Unexercised
     Name                 Acquired on  Realized ($)    Options at Fiscal Year      In-the-Money Options at
                          Exercise (#)                         End (#)             Fiscal Year End ($)(1)
                                                     ---------------------------  -------------------------
                                                     Exercisable   Unexercisable  Exercisable Unexercisable
  Paula G. Rosput               0            0         87,465         134,712       101,250       79,688
  Walter M. Higgins (2)         0            0              0               0             0            0
  Michele H. Collins (2)        0            0         52,000          15,000        81,783       15,938
  Clayton H. Preble             0            0         63,880          32,887        73,673       31,875
  Paul R. Shlanta               0            0         69,764          34,707       115,875       31,875
  Donald P. Weinstein           0            0         28,000          68,100        57,750      135,704

Note to option exercises table

(1) The respective values for "in-the-money" options represent the positive spread between the exercise price of options outstanding at September 30, 2000 and the fair market value of the Company's common stock at September 30, 2000. Certain exercisable options held by the named executive officers were not "in-the-money" at September 30, 2000.

(2) All of Mr. Higgins' and Ms. Collins' unexercised options were forfeited to the Company concurrent with their respective resignations from the Company. See "Other Matters Involving Directors and Executive Officers - Other Agreements" below.

Long-term Incentive Plan Awards

The following table presents information concerning long-term incentive awards granted to the named executive officers during fiscal 2000. Payments of long-term awards are made in shares of AGL Resources common stock. The maximum payment may not exceed 200% of the targeted award.

             Long-term Incentive Plan - Awards in Last Fiscal Year

                          Number of Performance  Estimated Future Payouts
                          Shares,    or Other        Under Non-Stock
                            Units     Period       Price-Based Plans(2)
                          or Other     Until     ------------------------
                           Rights   Maturation   Threshold Target Maximum
          Name              (#)(1)   or Payout      (#)     (#)     (#)

 Paula G. Rosput            1,861     3 years       931   1,861   3,722
 Walter M. Higgins (3)      4,917     3 years     2,459   4,917   9,834
 Michele H. Collins (3)     1,356     3 years     1,356   1,356   2,712
 Clayton H. Preble          1,056     3 years       528   1,056   2,112
 Paul R. Shlanta            1,189     3 years       595   1,189   2,378
 Donald P. Weinstein        1,333     3 years       667   1,333   2,666

Notes to long-term incentive plan awards table

(1) Performance units, equivalent to one share of AGL Resources common stock, were granted to the named executive officers. The number of performance units awarded was based on the participant's salary. The amount of payment is determined after the end of a three-year period and ranges from 0% to 200% of the target award reflected in this column. All awards are paid solely in shares of AGL Resources common stock.

    A participant accrues phantom dividends on such participant's performance units, at the target level, during the three-year vesting period. Performance units are subject to transfer restrictions and are subject to early termination upon the occurrence of certain events related to termination of employment. Upon a change in control of the Company, all performance units become fully vested at the target level.

(2) The amount of payment is based on a comparison of AGL Resources' annual growth in earnings per share and Total Shareholder Return ranking ("TSR") as compared with the Standard and Poors Utilities Index for the relevant three-year period. A payment at the threshold level, consisting of 50% of the target award, is earned upon attainment by the Company of a level of TSR and earnings per share growth over the relevant three-year period that represents minimum acceptable performance. Performance below the minimum acceptable level results in no payment.

    A payment at the target level, consisting of 100% of the target award, is earned upon attainment by the Company of a level of TSR and earnings per share growth over the relevant three-year period that indicates excellent performance.

    A payment at the maximum level, consisting of 200% of the target award, is earned upon attainment by the Company of a level of TSR and earnings per share growth over the relevant three-year period that is indicative of outstanding performance.

(3) All of Mr. Higgins' and Ms. Collins' performance units were forfeited to the Company concurrent with their respective resignations from the Company. See "Other Matters Involving Directors and Executive Officers - Other Agreements" below.

Retirement Plan

The following table shows the estimated annual lifetime benefits calculated on a straight-life annuity basis and payable under the AGL Resources Inc. Retirement Plan and the AGL Resources Inc. Excess Benefit Plan, as currently in effect, to persons in specified compensation and years of service classifications upon retirement at age 65. Benefit amounts shown in the table below are based on the final average earnings formula and are subject to reductions for a portion of Social Security benefits.

                               PENSION PLAN TABLE
                         Final Average Earnings Formula


Three Year
 Average                      Years of Service
 Earnings   -----------------------------------------------------
               5        10       15       20       25       30
-----------------------------------------------------------------
$  100,000  $  8,333 $ 16,667 $ 25,000 $ 33,333 $ 41,667 $ 50,000
   150,000    12,500   25,000   37,500   50,000   62,500   75,000
   200,000    16,667   33,333   50,000   66,667   83,333  100,000
   250,000    20,833   41,667   62,500   83,333  104,167  125,000
   300,000    25,000   50,000   75,000  100,000  125,000  150,000
   350,000    29,167   58,333   87,500  116,667  145,833  175,000
   400,000    33,333   66,667  100,000  133,333  166,667  200,000
   450,000    37,500   75,000  112,500  150,000  187,500  225,000
   500,000    41,667   83,333  125,000  166,667  208,333  250,000
   550,000    45,833   91,667  137,500  183,333  229,167  275,000
   600,000    50,000  100,000  150,000  200,000  250,000  300,000
   650,000    54,167  108,333  162,500  216,667  278,833  325,000
   700,000    58,333  116,667  175,000  233,333  291,667  350,000
   750,000    62,500  125,000  187,500  250,000  312,500  375,000
 1,000,000    83,333  166,667  250,000  333,333  416,667  500,000
 1,250,000   104,167  208,333  312,500  416,667  520,833  625,000
 1,500,000   125,000  250,000  375,000  500,000  625,000  750,000

The Retirement Plan is a qualified defined benefit pension plan, which covers all employees of the Company and its participating affiliate companies (except leased employees) who have satisfied certain standards as to hours of service, who have attained age 21 and who have been employed for one year. Benefits under the Retirement Plan are based upon age, compensation and length of service, with varying provisions for employees who are terminated or take early, normal or deferred retirement.

The Retirement Plan also provides, subject to certain conditions, for the payment of vested benefits of a deceased employee to his or her spouse during such spouse's lifetime.

The Company makes contributions to the Retirement Plan to fund the benefits which accrue thereunder. Annual contribution amounts are determined actuarially. Participant contributions are not permitted.

The Retirement Plan benefit formula has historically been based on a "final average earnings" computation, based on a participant's earnings for the three consecutive years of highest compensation during his or her final 60 months of employment with the Company. Effective as of July 1, 2000, the Retirement Plan was amended to change the benefit formula from a "final average earnings" formula to a "career average earnings" formula. Participants who were age 50 or more on June 30, 2000 will continue to be covered under the final average earnings formula until July 1, 2010.

For individuals who are subject to the final average earnings formula, the compensation covered by the Retirement Plan includes the base rate of earnings actually paid to a participant by the Company (up to dollar limits imposed by the Internal Revenue Service). That amount of compensation does not include overtime or annual incentive compensation.

For participants who are subject to the career average earnings formula, a participant's annual benefit accrual will be equal to 1% of compensation plus 1/2% of compensation in excess of 1/2% of the Social Security wage base for the year. For persons subject to the career average earnings formula, the compensation counted for purposes of the Retirement Plan will include overtime and incentive compensation for the applicable year.

In addition, the Company maintains an Excess Benefit Plan for its employees. The purpose of the Excess Benefit Plan is to restore pension benefits to employees who are prevented from receiving their total accrued benefits under the Retirement Plan because of the maximum benefit limitations imposed on qualified retirement plans by Code Sections 415 and 401(a)(17). The Excess Benefit Plan is not funded, and benefit payments are made directly by the Company. Benefits under the Excess Benefit Plan are payable in the same form and according to the same general terms and conditions as benefits under the Retirement Plan. All employees who participate in the Retirement Plan whose benefits are limited by the provisions of the Code will receive restoration of benefits under the Excess Benefit Plan.

The Company also maintains a Supplemental Executive Retirement Plan, or the "SERP," for Mr. Higgins. The purpose of the SERP is to provide Mr. Higgins with retirement benefits supplemental to those provided under the Retirement Plan. The SERP is an unfunded obligation of the Company, with benefits payable from the Company's general assets. Benefits under the SERP are payable in the same form and according to the same general terms and conditions as benefits under the Retirement Plan. Upon resignation of Mr. Higgins, benefits ceased to accrue under the SERP. The benefit paid under the SERP to Mr. Higgins will equal the benefit Mr. Higgins would have received under the Retirement Plan if his benefit were calculated by including any annual incentive compensation earned by Mr. Higgins and by crediting him with an additional five years of service with the Company, less the benefit actually payable to Mr. Higgins under the Retirement Plan.

The amounts shown in the Summary Compensation Table above do not include the Company's contributions for the named executive officers in connection with the Retirement Plan, the Excess Benefit Plan or the SERP. Such amounts are not and cannot be readily separated or individually calculated. The Company did not make a contribution to the Retirement Plan for the plan year ended June 30, 2000.

As of the plan year ended June 30, 2000, Mr. Higgins had 3 whole years of service under the Retirement Plan, and is treated as having 8 whole years of service credited to him under the SERP. Ms. Rosput, Ms. Collins, Mr. Preble and Mr. Shlanta have 2, 1, 30 and 2 years of service, respectively, for purposes of the Retirement Plan. As of June 30, 2000, Mr. Weinstein was not yet eligible to participate in the Retirement Plan.

The estimated annual benefit payable under the Retirement Plan and the Excess Benefit Plan upon retirement at normal retirement age for each of the named executive officers (other than Messrs. Higgins and Preble who are covered under the final average earnings formula represented by the Pension Plan Table above) is as follows: Ms. Rosput, $112,981.97;

Ms. Collins, $79,747.71; and Mr. Shlanta, $72,026.09. These calculations are based on the assumptions of continued employment to age 65 with level compensation at current rates, no projection of the Social Security wage base and payment in the form of single life annuity commencing at age 65.

The Retirement Plan, the Excess Benefit Plan and the SERP are administered by or are under the direction of the Retirement Plan Administrative Committee appointed by the board of directors. Wachovia Bank, N.A., serves as Trustee to the Retirement Plan.

            OTHER MATTERS INVOLVING DIRECTORS AND EXECUTIVE OFFICERS

Change in Control Agreements

As of September 30, 2000, each of the named executive officers, other than Mr. Higgins, was a party to a Continuity Agreement with the Company. The purpose of these agreements is to retain key management personnel and assure continued productivity of such personnel in the event of a change in control of the Company.

The Continuity Agreements define a "change in control" to generally mean the occurrence of any of the following events:

 . the acquisition by a person or group of persons of 10% or more of the voting securities of the Company;

 . the approval by the shareholders of a merger, business combination, or sale of 50% or more of the Company's assets, the result of which is that less than 80% of the voting securities of the resulting corporation is owned by the former shareholders of the Company; or

 . the failure, during any two-year period, of incumbent directors to constitute at least a majority of the board of directors of the Company.

Generally, no benefits are provided under the Continuity Agreements for any type of termination that occurs before the Company's announcement of its intention to engage in a transaction that is expected to result in a change in control (a "change in control transaction"), or for terminations that occur after such an announcement due to death, disability, voluntary termination without "good reason" or any termination for "cause," which includes failure to perform duties and responsibilities and fraud or dishonesty. "Good reason" includes a material dimunition of position or duties, adverse changes in compensation, adverse changes in benefits (unless all executives suffer the same changes), relocation to a location in excess of 35 miles from the location where the executive was based, and failure of a successor to assume the agreement.

Upon the announcement of a change in control transaction, the Continuity Agreements provide a severance benefit of three years of base salary and target annual incentive compensation to a named executive officer who experiences a qualifying termination. A named executive officer experiences a qualifying termination when such officer's employment is involuntarily terminated without cause or voluntarily terminated for good reason. The severance benefit remains payable in connection with any qualifying termination that occurs through the second anniversary of the date of the consummation of the change in control.

The Continuity Agreements also provide a three-year continuation of medical, dental and life insurance benefits, full vesting of all long-term incentive compensation, payment of any forfeited matching contributions under the RSP and NSP, and outplacement assistance. In addition, the Continuity Agreements provide that if the officer is age 50 or above, he or she will be deemed vested in the accrued benefits under the Retirement Plan, and if he or she is already vested, then he or she will be deemed to be age 55 for purposes of the Retirement Plan. The Company will pay any additional retirement benefit payable due to these provisions of the Continuity Agreements from general assets. The officers may also receive up to $100,000 of legal fees in connection with the enforcement of payouts under the Continuity Agreements.

If the payments to the Chief Executive Officer under the Continuity Agreement are subject to excise taxes under Code Section 4999, the Company will pay the Chief Executive Officer an additional amount equal to the excise tax, plus an amount equal to the state, federal and FICA taxes on the additional amount. If the payments under the Continuity Agreements for the other named executive officers exceed the base amount permitted under Code Section 280G(b)(3) by 10% or more, the Company will pay the affected officer an additional amount equal to the excise tax, plus an amount equal to the state, federal and FICA taxes on the additional amount.

Other Agreements

During fiscal 2000, the Company entered into an agreement with Mr. Weinstein that provides Mr. Weinstein with an incentive to further the Company's objective of gaining additional scale through strategic transactions. The agreement provides for incentive payments to be made to Mr. Weinstein in the event the Company engages in any acquisition, merger or disposition transaction with greater than a $200 million equity value. Under the agreement, Mr. Weinstein is entitled to incentive payments upon approval of a qualifying transaction by the Company's board of directors and upon the closing of such a transaction.

On October 31, 2000, Ms. Collins ceased to be an employee of the Company. The Company and Ms. Collins entered into an agreement that provides that all unexercised stock options, unvested restricted stock and other long-term incentives held by Ms. Collins expire or are forfeited effective as of the last day of her employment. Under the agreement, Ms. Collins also agreed to certain restrictions on her ability to provide services to persons or entities that compete with the Company or any of its affiliates, to solicit customers and employees of the Company and to disclose the Company's confidential information. Ms. Collins also agreed to release the Company from any claims relating to her employment with the Company. The Company's obligation under the agreement includes payment to Ms. Collins of severance equal to 12 months of base salary, plus a lump sum of $323,000. In addition, Ms. Collins received a two-year stock appreciation right that is exercisable only upon a change in control of the Company.

                            STOCK PERFORMANCE GRAPH

The following line graph and accompanying tabular presentation compare the cumulative 62 month shareholder return on common stock of the Company with the cumulative 62 month total return of companies in the Standard & Poor's 500 Composite Stock Price Index and the Standard & Poor's Utilities Index. The graph and table assume that $100 was invested on September 30, 1995 in common stock of the Company, the S&P 500 Index and the S&P Utilities Index and also assumes dividend reinvestment.

                 Comparison of 62 Month Cumulative Total Return
    Among AGL Resources Inc., the S&P 500 Index and the S&P Utilities Index



                       9/30/95 9/30/96 9/30/97 9/30/98 9/30/99 9/30/00 11/30/00
-------------------------------------------------------------------------------
  AGL Resources Inc.    $100   $104.67 $109.42 $118.43 $105.00 $137.71 $156.44
-------------------------------------------------------------------------------
  S&P 500 Index         $100   $120.34 $169.01 $184.30 $235.54 $266.83 $244.76
-------------------------------------------------------------------------------
  S&P Utilities Index   $100   $107.50 $122.95 $159.87 $158.01 $228.36 $217.34

                              GENERAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and any person who owns more than 10% of the Company's common stock to file initial reports of ownership and changes in ownership of such common stock with the Securities and Exchange Commission and the New York Stock Exchange. Such persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms that they file.

To the Company's knowledge, based solely on its review of the copies of such reports received by the Company and written representations that no other reports were required for those persons, during the fiscal 2000, all filing requirements were met.

Independent Auditors

The firm of Deloitte & Touche LLP, 191 Peachtree Street, Atlanta, Georgia 30303, is the independent auditor for the Company and examined the financial statements of the Company for the fiscal year ended September 30, 2000. The board of directors intends to continue the services of that firm for the current fiscal year ending September 30, 2001. A representative of the firm will attend the annual meeting and will have the opportunity to make a statement and answer appropriate questions.

2000 Annual Report

A copy of our 2000 annual report is enclosed. The annual report, which contains financial and other information about the Company, is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

                                                                      Appendix A

                               AGL RESOURCES INC.
                                AUDIT COMMITTEE

                                    CHARTER

The Audit Committee (the "Committee") of AGL Resources Inc., a Georgia corporation (the "Company"), is a committee of the Board of Directors of the Company. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing:

  . the financial information which will be provided to the shareholders and others;

  . the systems of internal controls which management and the Board of Directors have established; and

  .  the audit process.

The composition and responsibilities of the Committee are described in this Audit Committee Charter.

I. Composition

In accordance with Article III of the Bylaws of the Company, the Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate an Audit Committee. The Committee shall consist of four (4) or more Directors. The Committee shall be composed entirely of independent, non-employee Directors of the Company or its subsidiaries. Each member of the Committee shall be financially literate or must become financially literate within a reasonable period of time after his or her appointment to the Committee. Additionally, at least one member of the Committee must have accounting or related financial management expertise.

The members of the Committee shall serve at the pleasure of the Board of Directors or until their successors shall be duly designated. Vacancies in the Committee shall be filled by the Board of Directors.

II. Responsibilities

The Audit Committee, subject to approval by the entire Board of Directors, where appropriate, shall:

  . Provide an open avenue of communication between the Board of Directors, the internal auditors and the independent auditor for the Company.

  . Review the Audit Committee's Charter (the "Charter") annually and update the Charter as needed.

  . Consider, in consultation with the independent auditor and the Internal Audit Director, the audit scope and plan of the independent auditor and of the internal auditors.

  . Recommend to the Board of Directors the independent auditor to be selected to review the Company's financial statements. Confirm the independence of the independent auditor. Review the management consulting services provided by the independent auditor and fees related to such services. Review and approve the discharge of the independent auditor.

  .  Approve the compensation of the independent auditor.

  . Review and concur in the appointment, replacement, reassignment or dismissal of the Internal Audit Director for the Company. Confirm the independence of the internal auditors.

  . Inquire of management, of the Internal Audit Director and of the independent auditor about significant risks to the Company. Assess the steps management has taken to minimize such risks.

  . Review with the Internal Audit Director and the independent auditor the coordination of the audit effort to assure (a) completeness of coverage,
     (b) reduction of redundant efforts, and (c) effective use of audit resources.

  . Consider and review with the Internal Audit Director and the independent auditor:

    a. The adequacy of the Company's internal controls, including computerized information systems and security.

    b. Any related significant findings and recommendations of the internal auditors and of the independent auditor.

    c. Management's response to any significant audit findings of the internal auditors or of the independent auditor.

  . Review with management and the independent auditor at the completion of the annual examination:

    a. The independent auditor's audit of the financial statements and their report thereon.

    b. Any significant changes required in the independent auditor's audit plan.

    c. Any serious difficulties or disputes with management encountered during the course of the independent auditor's audit.

    d. Other matters related to the conduct of the independent auditor's audit which are to be communicated to the Audit Committee under Generally Accepted Auditing Standards.

  .  Consider and review with management and with the Internal Audit
     Director:

    a. Significant findings during the year and management's responses thereto.

    b. Any difficulties encountered in the course of Internal Audit's reviews, including any restrictions on the scope of their work or in access to required information.

    c. Any significant changes to the audit plan of Internal Audit.

    d. Any significant issues related to the budget and staffing of Internal Audit.

    e. Any changes to the Charter of Internal Audit.

  . Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of such matters by the internal auditors or by the independent auditor.

  . Review with the Internal Audit Director and the independent auditor the results of their review of the Company's monitoring of compliance with the Company's Code of Conduct.

  .  Review legal and regulatory matters that may have a material impact on
     (a) the Company's financial statements, and (b) related company compliance policies and programs.

  . Meet with the Internal Audit Director, the independent auditor, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

  . Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

  . Perform such other duties and responsibilities as required by law or as authorized or required by the Bylaws of the Company or by the Board of Directors.

The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

The Committee shall meet at least two times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend its meetings and to provide pertinent information as necessary.

III. Reporting

The Committee shall keep full and fair accounts of its work and findings, and written minutes of each meeting shall be duly filed in the Company's records. Reports of meetings of the Committee shall be made to the Board of Directors at its next regularly scheduled meeting following the Committee meeting, accompanied by any recommendations to the Board of Directors approved by the Committee.

[Biltmore logo to appear here]              DIRECTIONS:
                                            THE BILTMORE
                                            817 W. PEACHTREE STREET, NW
                                            ATLANTA, GA 30308

TRAVELING BY RAPID TRANSIT (MARTA):

 .  Take MARTA by rail and exit at the North Avenue Station (N-3) located at W.
   Peachtree Street and North Avenue, or

 .  Take MARTA by bus and disembark near Peachtree Street and 5th Street.

 . You may call MARTA at 404.848.4711 or visit their web site at www.itsmarta.com for schedule or route information.


TRAVELING SOUTHBOUND ON 75/85/400:

 .  Exit 10th/14th/Techwood - turn left off of the exit onto 14th Street.

 .  Continue on 14th Street to Peachtree Street.

 .  Turn right onto Peachtree Street - continue south on Peachtree Street to
   5th Street.

 . Turn right onto 5th Street - continue on 5th Street, through the intersection at Cypress Street, until you see The Biltmore on the right.

 . Public parking is available at W. Peachtree and 5th Streets for a $5 flat fee. You may enter The Biltmore from W. Peachtree Street or off of 5th Street.

TRAVELING NORTHBOUND ON 75/85:

 .  Exit at 10th Street and turn right off of the exit onto 10th Street.

 .  Continue on 10th Street to Peachtree Street.

 .  Turn right onto Peachtree Street - continue south on Peachtree Street to
   5th Street.

 . Turn right onto 5th Street - continue on 5th Street, through the intersection at Cypress Street, until you see The Biltmore on the right.

 . Public parking is available at W. Peachtree and 5th Streets for a $5 flat fee. You may enter The Biltmore from W. Peachtree Street or off of 5th Street.

                              Map to The Biltmore
               817 W. Peachtree Street, N.W., Atlanta, GA, 30308

                             [MAP TO THE BILTMORE]

Revocable Proxy           RETIREMENT SAVINGS PLUS PLAN
                                      AND
                    LEVERAGED EMPLOYEE STOCK OWNERSHIP PLAN
                              AGL RESOURCES INC.
            817 W. Peachtree Street, N.W.,   Atlanta, Georgia 30308

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                 FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoints The Northern Trust Company, which acts as Trustee for the AGL Resources Inc. Retirement Savings Plus Plan (the "RSP Plan") and the AGL Resources Inc. Leveraged Employee Stock Ownership Plan (the "LESOP"), as proxy, to act for and in the name of the undersigned, to vote all shares of Common Stock of AGL Resources Inc. (the "Company") that have been allocated to the account of the undersigned under the RSP Plan and/or the LESOP, at the 2001 Annual Meeting of Shareholders of the Company, to be held at The Biltmore, 817 W. Peachtree Street, N.W., Atlanta, Georgia, on Friday, January 26, 2001, at 10:00 a.m., local time, and at any and all adjournments thereof, as set forth on the reverse side.

Under the terms of the RSP Plan and the LESOP, only the Trustee of each plan can vote the shares allocated to the accounts of the participants, even if such participants or their beneficiaries attend the Annual Meeting in person.

Receipt of the Notice of the Meeting, the accompanying Proxy Statement, and the Annual Report to Shareholders hereby is acknowledged.

                  PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE
            AND RETURN PROMPTLY IN THE ENCLOSED POSTPAID ENVELOPE.

Please mark, date, and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer or partner.

HAS YOUR ADDRESS CHANGED?  IF SO,      DO YOU HAVE ANY COMMENTS?  IF SO, INCLUDE
PRINT NEW ADDRESS BELOW:               BELOW:

----------------------------------     ----------------------------------------
----------------------------------     ----------------------------------------
----------------------------------     ----------------------------------------


DETACH CARD                                                          DETACH CARD

                               AGL RESOURCES INC.
                         817 W. Peachtree Street, N.W.
                             Atlanta, Georgia 30308

     Dear Shareholder:

     Your vote is important, and you are strongly encouraged to exercise your right to vote your shares.

     1. Vote by Mail - complete, sign, date and return the proxy card in the enclosed postage-paid envelope;
     2. Vote by Telephone - use the toll-free number and follow the instructions on the back of this page; or
     3. Vote by Internet - use the website and follow the instructions on the back of this page.

     On behalf of the Board of Directors, we urge you to sign, date, and return this proxy card in the enclosed postage-paid envelope as soon as possible, even if you currently plan to attend the Annual Meeting.

     Thank you in advance for your prompt response.

     Sincerely,
     AGL Resources Inc.

[x]   PLEASE MARK VOTES
      AS IN THIS EXAMPLE

[CAPTION]

-----------------------------------------------------
             AGL RESOURCES INC.                                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
-----------------------------------------------------              BELOW-LISTED PROPOSAL.
            RSP PLAN  AND LESOP

                                                                   1. Elect as directors the two nominees listed below:
Mark box at right if you plan to attend the Annual Meeting.  [ ]
                                                                      D. Raymond Riddle      For  With-   For All
Mark box at right if comments or an address change has been           Felker W. Ward, Jr.    All  hold    Except*
noted on the reverse side of this card.                      [ ]                                  All
                                                                                             [ ]  [ ]       [ ]
CONTROL NUMBER:                                                       * INSTRUCTION:  To withhold authority to vote for an
                                                                      individual nominee, mark the "For All Except" box and strike a line through that nominee's name from the list above.

                                                                   When properly executed, this proxy card will be voted as
                                                                   directed. If no proxy card is received or a proxy card is
                                                                   received without instructions for voting, the proxy (i) will vote the unvoted LESOP shares in the same proportion as the voted
                                                                   LESOP shares; and (ii) will vote the RSP Plan shares and unvoted
                                                                   LESOP shares according to the instructions of the Administrative
                                                                   Committee of the plan "FOR" the proposal listed on this proxy card.

                                                                   In its discretion, the proxy is authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof. If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxy in its best judgment. At the present time, the Board of
                                                                   Directors knows of no other business to be presented at the
                                                                   Annual Meeting.

                                                                   If you also own shares otherwise than under the RSP Plan and the
                                                                   LESOP, you may vote such other shares by proxy by following the instructions on the proxy card for such other shares.


Please be sure to sign and date this proxy card.      Date

                                                      -------------------
Shareholder sign here                    Co-owner sign here

------------------------------------------------------------------

[CAPTION]


DETACH CARD                                                        DETACH CARD

Vote by Telephone                                                  Vote by Internet

It's fast, convenient and immediate!                               It's fast, convenient and your vote is
Call toll-free on a touch-tone phone.                              immediately confirmed and posted.

Follow these four easy steps:                                      Follow these four easy steps:

4.  Read the accompanying Proxy Statement and this proxy card.     1.  Read the accompanying Proxy Statement and this proxy card.

5.  Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).     2.  Go to the website http://www.eproxyvote.com/atg
    For shareholders residing outside the United States, call
    collect on a touch-tone phone 1-201-536-8073.  There is        3.  Enter your Control Number located on your proxy card (see
    NO CHARGE for this call.                                           above).

6.  Enter your Control Number located on your proxy card (see      4.  Follow the instructions provided.
    above).

7.  Follow the recorded instructions.

Your vote is important!                                            Your vote is important!
Call 1-877-PRX-VOTE anytime!                                       Go to http://www.eproxyvote.com/atg anytime!


   Do not return your proxy card if you are voting by telephone or Internet.

Revocable Proxy                  COMMON STOCK
                               AGL RESOURCES INC.
            817 W. Peachtree Street, N.W.,   Atlanta, Georgia 30308

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                 FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoints Mark D. Caudill, Paula G. Rosput, and Paul R. Shlanta, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of AGL Resources Inc. (the "Company") that the undersigned is entitled to vote at the 2001 Annual Meeting of Shareholders of the Company, to be held at The Biltmore, 817 W. Peachtree Street, N.W., Atlanta, Georgia, on Friday, January 26, 2001, at 10:00 a.m., local time, and at any and all adjournments thereof, as set forth on the reverse side.

Receipt of the Notice of the Meeting, the accompanying Proxy Statement, and the Annual Report to Shareholders hereby is acknowledged.

                  PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE
            AND RETURN PROMPTLY IN THE ENCLOSED POSTPAID ENVELOPE.

Please mark, date, and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer or partner.

HAS YOUR ADDRESS CHANGED?  IF SO,     DO YOU HAVE ANY COMMENTS?  IF SO,
PRINT NEW ADDRESS BELOW:              INCLUDE BELOW:

---------------------------------     ----------------------------------------
---------------------------------     ----------------------------------------
---------------------------------     ----------------------------------------


DETACH CARD                                                          DETACH CARD

                              AGL RESOURCES INC.
                         817 W. Peachtree Street, N.W.
                            Atlanta, Georgia 30308

     Dear Shareholder:

     Your vote is important, and you are strongly encouraged to exercise your right to vote your shares.

     1. Vote by Mail - complete, sign, date and return the proxy card in the enclosed postage-paid envelope;
     2. Vote by Telephone - use the toll-free number and follow the instructions on the back of this page; or
     3. Vote by Internet - use the website and follow the instructions on the back of this page.

     On behalf of the Board of Directors, we urge you to sign, date, and return this proxy card in the enclosed postage-paid envelope as soon as possible, even if you currently plan to attend the Annual Meeting.

     Thank you in advance for your prompt response.

     Sincerely,
     AGL Resources Inc.

[X]    PLEASE MARK VOTES
       AS IN THIS EXAMPLE

[CAPTION]

---------------------------------------------------
              AGL RESOURCES INC.                                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
---------------------------------------------------                BELOW-LISTED PROPOSAL.
                 COMMON STOCK

Mark box at right if you plan to attend the Annual Meeting.  [ ]   1. Elect as directors the two nominees listed below:

Mark box at right if comments or an address change has been           D. Raymond Riddle     For  With-   For All
noted on the reverse side of this card.                      [ ]      Felker W. Ward, Jr.   All  hold    Except*
                                                                                                  All
                                                                                            [ ]   [ ]      [ ]

CONTROL NUMBER:                                                         * INSTRUCTION:  To withhold authority to vote for an
                                                                        individual nominee, mark the "For All Except" box and strike a line through that nominee's name from the list above.

                                                                      When properly executed, this proxy card will be voted as
                                                                      directed. If no instructions are specified, this proxy card will be voted "FOR" the proposal listed on this proxy card.

                                                                      In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual
                                                                      Meeting and any and all adjournments thereof.

                                                                      If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxies in their best
                                                                      judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.



Please be sure to sign and date this proxy card.   Date

                                                   -----------------

Shareholder sign here                  Co-owner sign here

------------------------------------------------------------


[CAPTION]

DETACH CARD                                                        DETACH CARD

Vote by Telephone                                                  Vote by Internet

It's fast, convenient and immediate!                               It's fast, convenient and your vote is
Call toll-free on a touch-tone phone.                              immediately confirmed and posted.

Follow these four easy steps:                                      Follow these four easy steps:

4.  Read the accompanying Proxy Statement and this proxy card.     1.  Read the accompanying Proxy Statement and this proxy card.

5.  Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).     2.  Go to the website http://www.eproxyvote.com/atg
    For shareholders residing outside the United States, call
    collect on a touch-tone phone 1-201-536-8073.  There is        3.  Enter your Control Number located on your proxy card (see
    NO CHARGE for this call.                                           above).

6.  Enter your Control Number located on your proxy card           4.  Follow the instructions provided.
    (see above).

7.  Follow the recorded instructions.

Your vote is important!                                            Your vote is important!
Call 1-877-PRX-VOTE anytime!                                       Go to http://www.eproxyvote.com/atg anytime!


   Do not return your proxy card if you are voting by telephone or Internet.